060 Putnam High Yield Advantage Fund attachment
11/30/02 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		53,228
Class B		31,293

72DD2	(000s omitted)

Class M		62,513
Class Y		  1,732

73A1

Class A		0.579
Class B		0.539

73A2

Class M		0.568
Class Y		0.59

74U1	(000s omitted)

Class A		89,491
Class B		50,435

74U2	(000s omitted)

Class M		103,296
Class Y		   2,974

74V1

Class A		5.17
Class B		5.12

74V2

Class M		5.18
Class Y		5.23